UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24 Great Neck, NY		11021
(Address of Principal Executive Offices)		(Zip Code)

(516) 482-1200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As reported by us on September 23, 2010, in the interest of maximizing patient safety and clinical evaluation, we requested a teleconference with the United States Food and Drug Administration (the “FDA”) clinical reviewers to discuss the observation by investigators in the Phase I clinical trial of our lead therapeutic product candidate for advanced pancreatic and colorectal cancer, referred to as “NPC-1C”, of intravascular hemolysis in several patients, which condition resolved spontaneously and without any medical intervention. We held the teleconference with the FDA clinical reviewers on September 16.

By letter received by us on October 4, 2010, the FDA wrote that no new patients may be enrolled in the Phase I clinical trial of NPC-1C until we submit, and the FDA approves, an amendment to our investigational drug application (“IND”) that:

Modifies the clinical trial protocol with a new intermediate dose cohort and slower infusion rates and provides for patient hospitalization for at least 48 hours after infusion for close monitoring;

Contains our plan to investigate the mechanism of hemolysis related to NPC-1C; and

Contains a modified form of informed consent that further describes the risks and potential for hemolysis related to NPC-1C.

In the letter, the FDA further wrote that it is permitting the currently enrolled patient in the clinical trial to continue to receive additional doses per the protocol, provided that the patient signs a new, updated informed consent document and the above-described monitoring rules and infusion rates are implemented. In its letter, the FDA described the above actions as placing the clinical trial of NPC-1C on partial clinical hold.

Today, we submitted the proposed amendment to the IND to the FDA and the amended protocol to Johns Hopkins University Hospital. The FDA wrote that it will notify us within thirty days of its decision on the proposed amendment to the IND.

We expect that the costs to us of the Phase I clinical trial will increase as a result of the changes in the protocol. We anticipate completing accrual of patients in the Phase I clinical trial by early in the second quarter of 2011.

Certain statements in this report are forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate,” “expect,” “believe,” “intend,” “plan” and “estimate” and similar expressions as they relate to us or our management, are intended to identify forward looking statements. Such statements are based on current expectations about future events, which we have derived from information currently available to us, and involve a number of risks, uncertainties, and other factors that could cause the amendments to the clinical trial protocol or our IND, if any, to differ materially from those stated. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s registration of securities on Form 10 and quarterly report on Form 10-Q. Any forward looking statements in this report should be evaluated in light of these important risk factors. Any forward looking statement speaks only as of the date of this report and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any changes in events. If the company does update one or more forward looking statements, no inference should be drawn that it will make additional updates with respect to those or any other forward looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/s/ Dr. Philip Arlen
Dr. Philip Arlen
Chief Executive Officer

Date: October 7, 2010